                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                       FOR THE YEARS ENDED DECEMBER 31,
                                     ------------------------------------------------------------------
                                        2002          2001          2000           1999         1998
                                     ----------    ----------    ----------    ----------    ----------
                                                               (in thousands)

FIXED CHARGES:
  Gross interest expense             $   15,373    $   15,034    $   25,100    $   25,167    $   14,414
  Interest portion of rent expense          122            46            40            28            39
                                     ----------    ----------    ----------    ----------    ----------
                                         15,495        15,080        25,140        25,195        14,453

EARNINGS:
  Income (loss) before taxes            109,586       189,404       127,743        36,369      (113,440)
  Plus:  fixed charges                   15,495        15,080        25,140        25,195        14,453
  Less:  capitalized interest            (7,975)      (12,042)      (13,739)      (11,860)       (9,817)
                                     ----------    ----------    ----------    ----------    ----------
                                     $  117,106    $  192,442    $  139,144    $   49,704    $ (108,804)

RATIO OF EARNINGS TO FIXED CHARGES         7.6x         12.8x          5.5x          2.0x           N/M(1)
                                     ------------------------------------------------------------------

         ----------------
         (1) For the year ended December 31, 1998, ratio of earning to fixed charges was less than one-to-one coverage due to a deficiency of $123.2 million caused by a writedown of the carrying value of our natural gas and oil properties of $130 million ($84.5 million after taxes).